EXHIBIT 99.1


                      LTC Announces Operating Results for
                     the Three Months Ended March 31, 2007



    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--April 24, 2007--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three months ended March 31, 2007 and announced that net income available to common stockholders for the first quarter was $8.1 million or $0.35 per diluted share. For the same period in 2006, net income available to common stockholders was $39.4 million or $1.55 per diluted share, which included a gain of $31.9 million from the sale of four assisted living properties and discontinued operations related to properties sold of $0.6 million. Net income from continuing operations was $12.2 million or $0.34 per diluted share during the first quarter of 2007 as compared to $11.2 million or $0.30 per diluted share during the first quarter of 2006. Revenues for the three months ended March 31, 2007, were $18.7 million versus $18.0 million for the same period last year.

    The Company announced that it had invested $1.2 million in the first quarter of 2007 under agreements to expand and renovate 12 properties operated by seven different operators. The total commitment under these agreements is $8.7 million, of which $6.3 million had been invested as of March 31, 2007. These investments are at an average yield of approximately 10%.

    The Company has scheduled a conference call on Tuesday, April 24, 2007 at 10:00 a.m. Pacific time in order to comment on the Company's performance and operating results for the quarter ended March 31, 2007. The conference call is accessible by dialing 800-591-6944 passcode 77227604. The international number is 617-614-4910. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from April 24, 2007 through May 8, 2007. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 79933533.

    At March 31, 2007, LTC had investments in 119 skilled nursing properties, 94 assisted living properties and two schools in 32 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company's website at www.ltcproperties.com.

    This press release includes statements that are not purely historical and are "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.



                         LTC PROPERTIES, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
     (Unaudited, amounts in thousands, except per share amounts)

                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                      2007     2006
                                                     -------- --------
Revenues:
  Rental income                                      $14,385  $12,630
  Interest income from mortgage loans and notes
   receivable                                          3,469    4,321
  Interest and other income                              875    1,083
                                                     -------- --------
          Total revenues                              18,729   18,034
                                                     -------- --------

Expenses:
  Interest expense                                     1,248    1,871
  Depreciation and amortization                        3,541    3,463
  Legal expenses                                          29       50
  Operating and other expenses                         1,589    1,327
                                                     -------- --------
          Total expenses                               6,407    6,711
                                                     -------- --------
Income before non-operating income and minority
 interest                                             12,322   11,323
Minority interest                                        (86)     (86)
                                                     -------- --------
Income from continuing operations                     12,236   11,237
Discontinued operations:
  Income from discontinued operations                     --      566
  Gain (loss) on sale of assets, net                     149   31,938
                                                     -------- --------
Net income from discontinued operations                  149   32,504
                                                     -------- --------
Net income                                            12,385   43,741
Preferred stock dividends                             (4,239)  (4,309)
                                                     -------- --------
Net income available to common stockholders           $8,146  $39,432
                                                     ======== ========

Net Income per Common Share from Continuing
 Operations net of Preferred Stock Dividends:
  Basic                                                $0.34    $0.30
                                                     ======== ========
  Diluted                                              $0.34    $0.30
                                                     ======== ========
Net Income per Common Share from Discontinued
 Operations:
  Basic                                                $0.01    $1.39
                                                     ======== ========
  Diluted                                              $0.01    $1.28
                                                     ======== ========
Net Income per Common Share Available to Common
 Stockholders:
  Basic                                                $0.35    $1.69
                                                     ======== ========
  Diluted                                              $0.35    $1.55
                                                     ======== ========

Basic weighted average shares outstanding             23,480   23,290
                                                     ======== ========

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.


    Reconciliation of Funds From Operations ("FFO")

    FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

    The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):



                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                      2007     2006
                                                     -------- --------

Net income available to common stockholders           $8,146  $39,432
Add: Real estate depreciation                          3,541    3,485
Add: Non-cash compensation charges                       344      252
Less (gain)/add loss on sale of assets, net             (149) (31,938)
                                                     -------- --------
FFO available to common stockholders                 $11,882  $11,231
                                                     ======== ========

Less: Non-cash compensation charges                     (344)    (252)
                                                     -------- --------
FFO including preferred stock redemption, impairment
 and non-cash compensation charges                   $11,538  $10,979
                                                     ======== ========

Basic FFO available to common stockholders per share   $0.51    $0.48
                                                     ======== ========
Diluted FFO available to common stockholders per
 share                                                 $0.49    $0.47
                                                     ======== ========

Basic FFO including non-cash compensation charges per
 share                                                 $0.49    $0.47
                                                     ======== ========
Diluted FFO including non-cash compensation charges
 per share                                             $0.48    $0.46
                                                     ======== ========




                         LTC PROPERTIES, INC.
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                             March 31,    December 31,
                                                2007          2006
                                            ------------  ------------
ASSETS                                      (unaudited)
Real Estate Investments:
  Buildings and improvements, net of
   accumulated depreciation and
   amortization: 2007 -- $105,548; 2006 --
   $102,091                                    $349,346      $351,148
  Land                                           34,942        35,048
  Mortgage loans receivable, net of
   allowance for doubtful accounts: 2007 --
   $980; 2006 -- $1,280                         115,043       116,992
                                            ------------  ------------
     Real estate investments, net               499,331       503,188
Other Assets:
  Cash and cash equivalents                      30,973        29,887
  Debt issue costs, net                             487           548
  Interest receivable                             2,916         3,170
  Prepaid expenses and other assets              17,452        16,771
  Notes receivable                                3,666         4,264
  Marketable securities                           9,940         9,939
                                            ------------  ------------
     Total Assets                              $564,765      $567,767
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings                                     $--           $--
Mortgage loans payable                           47,991        48,266
Bonds payable                                     5,130         5,545
Accrued interest                                    351           358
Accrued expenses and other liabilities            4,281         6,223
Distributions payable                             3,421         3,423
                                            ------------  ------------
     Total Liabilities                           61,174        63,815

Minority interest                                 3,518         3,518
Stockholders' equity:
Preferred stock $0.01 par value; 15,000
 shares authorized; shares issued and
 outstanding: 2007 -- 8,830; 2006 -- 8,834      209,256       209,341
Common stock: $0.01 par value; 45,000 shares
 authorized; shares issued and outstanding:
 2007 -- 23,646; 2006 -- 23,569                     237           236
Capital in excess of par value                  332,738       332,149
Cumulative net income                           455,218       442,833
Other                                             1,533         1,693
Cumulative distributions                       (498,909)     (485,818)
                                            ------------  ------------
     Total Stockholders' Equity                 500,073       500,434
                                            ------------  ------------
     Total Liabilities and Stockholders'
      Equity                                   $564,765      $567,767
                                            ============  ============




    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis, Chairman
             Wendy L. Simpson, CEO & President
             805-981-8655